UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 11, 2016

BARRETT BUSINESS SERVICES, INC.

(Exact name of registrant as specified in charter)

Maryland

(State or other jurisdiction of incorporation)

0-21886

(SEC File Number)

52-0812977

(IRS Employer Identification No.)

8100 N.E. Parkway Drive, Suite 200 Vancouver, Washington	98662
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(360) 828-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 11, 2016, Barrett Business Services, Inc. (the "Company"), issued a news release announcing expected gross and net revenues for the fourth quarter and year ended December 31, 2015. A copy of the news release is furnished as Exhibit 99.1 to this report and incorporated by reference.

Additionally, as part of the Company’s efforts to bring further predictability to workers’ compensation expenses, the Company has announced that it has entered into discussions with its long-standing third-party claims administrator, CorVel Enterprise Comp, Inc. (“CorVel”). CorVel assists the Company with medical cost containment (“MCC”) related to workers’ compensation claims. These efforts include, but are not limited to, bill review, a process in which CorVel reviews invoices submitted by healthcare providers to ensure compliance with workers’ compensation program reimbursement limits.

The proposed agreement would provide for a fixed payment to be paid in installments in 2016 in satisfaction of the Company’s future payment obligations for MCC services provided by CorVel with respect to all workers’ compensation claims with dates of injury on or before December 31, 2015. In addition, the Company and CorVel are in discussions to negotiate a separate fixed fee payment structure covering all claims incurred during each respective calendar year beginning January 1, 2016.

The Company is also currently evaluating a possible change in the accounting treatment for past MCC fees paid to CorVel. In prior periods, these fees were recognized as period expenses as they were incurred. However, applicable accounting principles may require an estimate of such expenses to be included in workers’ compensation claims liabilities. The potential accounting change arose during management’s ongoing evaluation of its workers’ compensation expenses.

The Company’s evaluation of the appropriate accounting treatment for MCC fees, including whether a restatement of financial statements previously issued by the Company during the five-year period ended December 31, 2015, may be required, is in a preliminary stage. It is not presently feasible to provide an estimate of the effect, if any, of the possible change in accounting treatment on the Company’s previously issued financial statements with respect to the five-year period ended December 31, 2015. The Company is also in the process of engaging an additional independent accounting firm to provide consulting services on this issue. The matter will be resolved prior to the Company’s announcement of earnings for the fourth quarter and year ended December 31, 2015.

Forward Looking Statements:

The foregoing information regarding the effect of a possible change in accounting treatment for, and predictability of, MCC expenses includes forward-looking statements that are subject to risks and uncertainties. Additional considerations and other important risk factors affecting the Company's business are described in the Company's reports on Forms 10-K and 10-Q and other filings with the Securities and Exchange Commission. The forward-looking statements in this report speak only as of the date hereof.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:	The following exhibit is furnished with this Form 8-K:

99.1	News Release dated February 11, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARRETT BUSINESS SERVICES, INC.
Dated: February 11, 2016	By:	/s/ James D. Miller
James D. Miller Vice President-Finance, Treasurer and Secretary